Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of VoiceServe, Inc., for the Quarter ending September 30, 2011, I, Michael Bibelman Chief Executive Officer of VoiceServe, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending September 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2011 fairly represents in all material respects, the financial condition and results of operations of VoiceServe, Inc.

November 14, 2011	By:	/s/ Michael Bibelman
Michael Bibelman
Chief Executive Officer